Exhibit 23.5

PetroTechnical Services Division of Schlumberger Technology Corporation 4600 J Barry Court Suite 200 Canonsburg, PA 15317 USA Tel: 724-416-9700 Fax: 724-416-9705

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, PetroTechnical Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of information from our firm’s reserves report dated 23 January 2015 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2014 Executive Summary, and all references to our firm included in or made part of the Registration Statement.

PetroTechnical Services Division of Schlumberger Technology Corporation /s/ Charles M. Boyer II Charles M. Boyer II, PG, CPG Northeast Basin Business Manager Advisor — Unconventional Reservoirs

Canonsburg, Pennsylvania

12 June 2015